As filed with the U.S. Securities and Exchange Commission on November 17, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

bleuacacia ltd
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1582905 (I.R.S. Employer Identification Number)

c/o The Keffi Group Ltd.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 935-5599
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jide Zeitlin
c/o The Keffi Group Ltd.
500 Fifth Avenue
New York, New York 10110
Telephone: (212) 935-5599
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Valerie Ford Jacob, Esq. Michael A. Levitt, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022 (212) 277 4000	Paul Tropp Aditya Khanna Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596 9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-257240

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, one right, and one-half of one redeemable warrant	4,600,000	$ 10.00	$46,000,000	$4,264.20
Class A ordinary shares included as part of the units(3)	4,600,000	—	—	—(4)
Rights included as part of the units(3)	4,600,000	—	—	—(4)
Class A ordinary shares underlying the rights included in the units(3)	287,500	$10.00	$2,875,000	$266.52
Redeemable warrants included as part of the units(3)	2,300,000	$11.50	—	—(4)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units(3)	2,300,000	$11.50	$26,450,000	$2,451.92(5)
Total			$75,325,000	$6,982.64(6)(7)

(1)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-257240).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $376,625,000 on its Registration Statement on Form S-1, as amended (File No. 333-257240), which was declared effective by the Securities and Exchange Commission on November 17, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $75,325,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

(7)
An aggregate registration fee of $52,067.98 was previously paid in connection with the filing of the related Registration Statement on Form S-1, as amended (File No. 333-257240). $34,913.14 of such fee was used to pay the filing fee of such Registration Statement. The $6,982.64 fee on this filling is offset against the $52,067.98 paid with the related Registration Statement on Form S-1, as amended (File No. 333-257240). As a result, no additional fee is due with this filing.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 4,600,000 additional units of bleuacacia ltd, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, one right, and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each right entitles the holder thereof to receive one-sixteenth (1/16) of one Class A ordinary share upon the consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257240) (the “Prior Registration Statement”), initially filed by the Registrant on June 21, 2021 and declared effective by the Securities and Exchange Commission on November 17, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-257240) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Maples and Calder (Cayman) LLP
5.2	Opinion of Freshfields Bruckhaus Deringer US LLP
23.1	Consent of Marcum LLP
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.3	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-257240) filed on June 21, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of November, 2021.

bleuacacia ltd

By:	/s/ Jide Zeitlin
Name: Jide Zeitlin
Title: Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jide Zeitlin	Co-Chairman of the Board and Co-Chief Executive Officer (Principal Executive Officer)	November 17, 2021
Jide Zeitlin

*	Co-Chairman of the Board and Co-Chief Executive Officer (Principal Executive Officer))	November 17, 2021
Lew Frankfort

/s/ Charles McGuigan	Chief Operating Officer, President and Director	November 17, 2021
Charles McGuigan

*	Executive Director (Principal Financial and Accounting Officer)	November 17, 2021
Thomas Northover

/s/ Ibukun Awosika	Director	November 17, 2021
Ibukun Awosika

/s/ Natara Holloway	Director	November 17, 2021
Natara Holloway

*By:	/s/ Jide Zeitlin	November 17, 2021
Jide Zeitlin
Attorney-in-fact